Exhibit 99.1

Press Release

UnitedAuto Group, Inc.
2555 Telegraph Rd.
Bloomfield Hills, MI 48302-0954

Contact:	Roger Penske	Jim Davidson	Tony Pordon
	Chairman	Executive VP — Finance	Vice President — Investor Relations
	248-648-2400	201-325-3303	248-648-2540
		jdavidson@unitedauto.com	tpordon@unitedauto.com

UNITEDAUTO REPORTS RECORD FIRST QUARTER

Revenues Increase 24%

Same-Store Retail Revenues Increase 11%

Net Income Increases 47% to $20.2 Million

Earnings Per Share Increases 41% to $0.48 Per Share

     BLOOMFIELD HILLS, MI, April 27, 2004 — United Auto Group, Inc. (NYSE: UAG), a FORTUNE 500 automotive specialty retailer, today announced record results for the first quarter 2004, the 20th consecutive quarter of reporting record results.

     The record results were fueled by an 11.0% increase in same-store retail revenues resulting from strong performance in each of the Company’s product lines. Same-store highlights include:

•	New vehicle retail revenue +12.1%

•	Used vehicle retail revenue +7.0%

•	Service & parts revenue +14.5%

•	Finance & insurance revenue +6.5%

     Total revenue increased to a record $2.4 billion during the quarter. Income from continuing operations was $20.8 million and related earnings per share were $0.49, representing increases of 22.2% and 16.7%, respectively. Net income for the quarter increased to $20.2 million, or $0.48 per share, from $13.7 million, or $0.34 per share, in the prior year. Prior year results included the effect of a $5.1 million ($3.1 million after-tax), or $0.07 per share, charge relating to the cumulative effect of a change in accounting principle.

     Chairman Roger Penske commented, “UnitedAuto delivered another strong quarter of operating results and solidified its capital structure through a $119 million sale of common stock to Mitsui & Co. in

March 2004. Due in large part to that transaction, our debt to total capital was 37% at March 31, down from 44% at the end of December.” Commenting further Penske said, “Our industry-leading same-store growth is the direct result of our strong brand mix and our continued investment in facility expansion. I’m particularly pleased that our service and parts gross margin increased 200 basis points over the prior year quarter. We currently estimate earnings per share in the range of $2.21-$2.31 per share for the full year, which is based on an average 45.6 million shares outstanding. For the second quarter, we expect earnings per share in the range of $0.61-$0.65 per share, based on an average 46.6 million shares outstanding.”

     UnitedAuto will host a conference call discussing financial results relating to first quarter 2004 on Tuesday, April 27, 2004 at 9 a.m. ET. To listen to the conference call, participants must dial (888) 428-4474 (International, please dial (651) 291-0618). The call will also be simultaneously broadcast live over the Internet through the UnitedAuto website at www.unitedauto.com.

About UnitedAuto
     UnitedAuto, which has pursued a strategy based on internal growth from its existing dealerships, as well as from strategic acquisitions, operates 136 franchises in the United States and 83 franchises internationally, primarily in the United Kingdom. UnitedAuto dealerships sell new and used vehicles, and market a complete line of aftermarket automotive products and services. Statements in this press release involve forward-looking statements, including forward-looking statements regarding UnitedAuto’s future sales and earnings growth potential. Actual results may vary materially because of risks and uncertainties, including external factors such as interest rate fluctuations, changes in consumer spending and other factors over which management has no control. These forward-looking statements should be evaluated together with additional information about UnitedAuto’s business, markets, conditions and other uncertainties which could affect UnitedAuto’s future performance, which are contained in UnitedAuto’s Form 10-K for the year ended December 31, 2003 and its other filings with the Securities and Exchange Commission, and which are incorporated into this press release by reference. This press release speaks only as of its date and UnitedAuto disclaims any duty to update the information herein.

UNITED AUTO GROUP, INC.
Consolidated Statements of Income
(Amounts In Thousands, Except Per Share Data)
(Unaudited)

	First Quarter
	2004	2003
New Vehicles	$1,316,370	$1,076,565
Used Vehicles	524,953	424,553
Finance and Insurance	53,043	46,558
Service and Parts	259,483	206,328
Fleet	32,523	25,894
Wholesale	169,940	115,085

Total Revenues	2,356,312	1,894,983
Cost of Sales	2,012,064	1,619,595

Gross Profit	344,248	275,388
SG&A Expenses	276,915	220,632
Depreciation and Amortization	8,814	7,000

Operating Income	58,519	47,756
Floor Plan Interest Expense	(13,323)	(8,736)
Other Interest Expense	(10,765)	(10,282)

Income from Continuing Operations Before Minority Interests and Income Tax Provision	34,431	28,738
Minority Interests	(310)	(393)
Income Tax Provision	(13,358)	(11,353)

Income from Continuing Operations	20,763	16,992
Income (loss) from Discontinued Operations, Net of Tax	(559)	(201)

Income Before Cumulative Effect of Accounting Change	20,204	16,791
Cumulative Effect of Accounting Change (a)	—	(3,058)

Net Income	$20,204	$13,733

Income from Continuing Operations Per Diluted Share	$0.49	$0.42

Diluted EPS before Cumulative Effect of Accounting Change	$0.48	$0.41

Cumulative Effect of Accounting Change on Diluted EPS	$—	$(0.07)

Diluted EPS	$0.48	$0.34

Diluted Weighted Average Shares Outstanding	42,521	40,920

(a)	Represents the cumulative accounting change resulting from the adoption of EITF 02-16, “Accounting by a Customer (including a Reseller) for Certain Consideration Received from a Vendor.”

UNITED AUTO GROUP, INC.
Consolidated Condensed Balance Sheets
(Amounts In Thousands)
(Unaudited)

	3/31/04	12/31/03
Assets
Cash and Cash Equivalents	$16,119	$13,439
Accounts Receivable, Net	358,372	342,446
Inventories	1,281,574	1,166,756
Other Current Assets	44,057	43,090

Total Current Assets	1,700,122	1,565,731
Property and Equipment, Net	408,455	368,504
Intangibles	1,093,196	1,085,034
Other Assets	88,360	89,968
Assets of Discontinued Operations	17,527	27,944

Total Assets	$3,307,660	$3,137,181

Liabilities and Stockholders’ Equity
Floor Plan Notes Payable	$1,198,947	$1,122,065
Accounts Payable and Accrued Expenses	377,329	347,098
Current Portion Long-Term Debt	1,175	8,574

Total Current Liabilities	1,577,451	1,477,737
Long-Term Debt	571,924	643,145
Other Long-Term Liabilities	173,327	168,111
Liabilities of Discontinued Operations	11,736	19,776

Total Liabilities	2,334,438	2,308,769
Stockholders’ Equity	973,222	828,412

Total Liabilities and Stockholders’ Equity	$3,307,660	$3,137,181

UNITED AUTO GROUP, INC.
Selected Data

	First Quarter
	2004	2003
Units
New Retail Units	42,121	37,373
Used Retail Units	22,658	20,469

Total Retail Units	64,779	57,842

Same-Store Retail Revenue
New Vehicles	$1,196,205	$1,067,378
Used Vehicles	448,038	418,624
Finance and Insurance	49,071	46,077
Service and Parts	233,571	203,920

Total Same-Store Retail Revenue	$1,926,885	$1,735,999

Same-Store Retail Revenue Growth
New Vehicles	12.1%	3.6%
Used Vehicles	7.0%	5.8%
Finance and Insurance	6.5%	14.8%
Service and Parts	14.5%	8.4%

Revenue Mix
New Vehicles	55.9%	56.8%
Used Vehicles	22.3%	22.4%
Finance and Insurance	2.3%	2.4%
Service and Parts	11.0%	10.9%
Fleet	1.3%	1.4%
Wholesale	7.2%	6.1%

Retail Gross Margin — by Product
New Vehicles	8.6%	8.4%
Used Vehicles	9.0%	9.3%
Finance and Insurance	100.0%	100.0%
Service and Parts	50.0%	48.0%

Gross Profit per Transaction
New Vehicles	$2,673	$2,426
Used Vehicles	2,097	1,926
Finance and Insurance	819	805

UNITED AUTO GROUP, INC.
Selected Data (Continued)

	First Quarter
	2004	2003
Brand Mix:
Toyota/Lexus	22%	22%
BMW	15%	13%
Mercedes	11%	9%
Honda/Acura	10%	12%
General Motors	9%	11%
Ford Premier Group	9%	8%
Chrysler	6%	8%
Nissan/Infiniti	4%	4%
Ford	4%	5%
Other	10%	8%

Debt to Total Capital Ratio	37%	50%

Adjusted EBITDA (a)	$54,010	$46,020
Rent Expense	$23,664	$19,370

(a)	Adjusted EBITDA is defined as income from continuing operations before minority interests, income tax provision, other interest expense, depreciation and amortization. While Adjusted EBITDA should not be construed as a substitute for income from continuing operations or as a better measure of liquidity than cash flows from operating activities, each of which is determined in accordance with U.S. GAAP, it is included in this press release to provide additional information regarding the amount of cash our business is generating. This measure may not be comparable to similarly titled measures reported by other companies. Following is a reconciliation of income from continuing operations before minority interests and income tax provision and Adjusted EBITDA:

	First Quarter
	2004	2003
Income from continuing operations before minority interests and income tax provision	$34.4	$28.7
Other interest expense	10.8	10.3
Depreciation and amortization	8.8	7.0

Adjusted EBITDA	$54.0	$46.0